UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

Pyxis Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40881	83-1160910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue
Boston, Massachusetts		02118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 453-3596

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PYXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2025, Pyxis Oncology, Inc. (the “Company”) held its Annual Meeting of Stockholders at 09:00 a.m. Eastern Daylight Time in a virtual format via live audio webcast (the “Annual Meeting”). As of April 21, 2025, the Company’s record date, there were a total of 61,947,665 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the beginning of the Annual Meeting, 43,996,450 shares of common stock were present virtually, in person or by proxy, and, therefore, a quorum was present. Two items of business were acted upon by the stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal One: Election of Dr. Santhosh Palani, Ph.D., CFA, Mr. Darren Cline and Dr. Rachel Humphrey, M.D. as Class I Directors

Dr. Santhosh Palani, Ph.D., CFA, Mr. Darren Cline and Dr. Rachel Humphrey, M.D. were elected to serve as Class I directors to hold office until the Company’s 2028 Annual Meeting of Stockholders and until the election and qualification of their successors. Votes were cast as follows:

Name of Director Nominee	For	Withheld	Broker Non-Votes
Dr. Santhosh Palani, Ph.D., CFA	22,056,449	7,314,363	14,625,638
Mr. Darren Cline	22,028,914	7,341,898	14,625,638
Dr. Rachel Humphrey, M.D.	21,357,102	8,013,710	14,625,638

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 by the following vote:

For	Against	Abstain	Broker Non-Votes
43,733,259	233,563	29,628	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pyxis Oncology, Inc.

Date:	June 18, 2025	By:	/s/ Pamela Connealy
Pamela Connealy Chief Financial Officer and Chief Operating Officer